As filed with the Securities and Exchange Commission
                              on November ___, 1996

                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          MANHATTAN BAGEL COMPANY, INC
               (Exact name of issuer as specified in its charter)

               New Jersey                                       22-2981539
(State or other jurisdiction of incorporation or              (I.R.S. Employer
organization)                                                Identification No.)

                             246 Industrial Way West
                           Eatontown, New Jersey 07724
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Jack Grumet
                              Chairman of the Board
                          Manhattan Bagel Company, Inc.
                             246 Industrial Way West
                           Eatontown, New Jersey 07724
                                 (908) 544-0155
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                    Jack Levy
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________


                               CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                              Proposed
   Title of each class of                      maximum            Proposed
       securities to                           offering           maximum            Amount of
       be registered         Amount to        price per          aggregate         registration
                           be registered       unit (1)      offering price (1)         fee
-----------------------------------------------------------------------------------------------
Common Stock, no              291,500           $10.25           $2,987,875          $1,030.31
par value
-----------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 457(c), the offering price and amount of registration fee have been calculated based upon the last sale price of the Registrant's Common Stock as reported on the Nasdaq National Market on October 31, 1996.

                                   ----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MANHATTAN BAGEL COMPANY, INC.

                  Cross-Reference Sheet Pursuant to Rule 404(a)
                        and Item 501(b) of Regulation S-K

     Form S-3 Item Number and Caption         Caption in Prospectus
     --------------------------------         ---------------------
1.   Forepart of the Registration Statement   Cover Page
     and Outside Front Cover Page of
     Prospectus

2.   Inside Front and Outside Back Cover      Inside Front and Outside Back
     Pages of Prospectus                      Cover Pages of Prospectus;
                                              Available Information

3.   Summary Information, Risk Factors        Prospectus Summary; The Company;
     and Ratio of Earnings to Fixed           Risk Factors
     Charges

4.   Use of Proceeds                          Use of Proceeds

5.   Determination of Offering Price          Not Applicable

6.   Dilution                                 Dilution

7.   Selling Security Holders                 Selling Shareholders

8.   Plan of Distribution                     Cover Page; Plan of Distribution;
                                              Selling Shareholder

9.   Description of Securities to be          Cover Page; Description of
     Registered                               Securities

10.  Interests of Named Experts and           Legal Matters
     Counsel

11.  Material Changes                         Not Applicable

12.  Incorporation of Certain Information     Incorporation of Certain
     by Reference                             Information by Reference

13.  Disclosure of Commission Position on     Not Applicable
     Indemnification

                 Subject to Completion, dated November ___, 1996

                                   PROSPECTUS

                          MANHATTAN BAGEL COMPANY, INC.

                         291,500 SHARES OF COMMON STOCK


     This Prospectus relates to 291,500 shares of Common Stock, no par value per share (the "Shares"), of Manhattan Bagel Company, Inc., a New Jersey corporation (the "Company"), which may be sold from time to time by the entitles listed as Selling Shareholders herein (the "Selling Shareholders"). The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders to the public.

     The Company will pay all the expenses, estimated to be approximately $5,000, in connection with this offering, other than underwriting commissions and discounts and counsel fees and expenses of the Selling Shareholders.


                                   ----------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


     The Company's Common Stock is traded in the over-the-counter market and included in the Nasdaq National Market under the symbol BGLS. The last reported sale price of the Common Stock reported in the Nasdaq National Market on November ___, 1996 was $_____ per share.


               The date of this Prospectus is November ___, 1996.

                                TABLE OF CONTENTS

                                                                            Page

AVAILABLE INFORMATION .....................................................    2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................    3
THE COMPANY ...............................................................    4
RISK FACTORS ..............................................................    5
PLAN OF DISTRIBUTION ......................................................    9
USE OF PROCEEDS ...........................................................   10
SELLING SHAREHOLDERS ......................................................   11
DESCRIPTION OF SECURITIES .................................................   12
LEGAL MATTERS .............................................................   13
EXPERTS ...................................................................   13


                                 ---------------



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION PROVIDED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

     This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which is filed with the Securities and Exchange Commission (the "Commission"). The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. For further information with respect to the Company, reference is made to such Registration Statement and the exhibits thereto, and to such reports, proxy statements and other information filed with the Commission.

Such Registration Statement, reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Room 1400, 75 Park Place, New York, New York 10007 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

     2. The Company's Quarterly Report on Form 10-QSB for the three month period ended March 31, 1996.

     3. The Company's Quarterly Report on Form 10-QSB for the three month period ended June 30, 1996.

     4. The Company's Current Report on Form 8-K, dated January 9, 1996, as amended.

     5. The Company's Current Report on Form 8-K, dated January 17, 1996, as amended.

     6. The Company's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the 1996 Annual Meeting of Shareholders and any definitive proxy statements or information statements so filed in connection with any subsequent meetings of shareholders.

     7. The Company's Current Report on Form 8-K, dated May 23, 1996, as amended.

     8.   The Company's Current Report on Form 8-K, dated June 20, 1996.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of any and all documents that have been incorporated by reference herein, other than exhibits to such documents, may be obtained upon request without charge from the Company's Corporate Secretary, Manhattan Bagel Company, Inc., 246 Industrial Way West, Eatontown, New Jersey 07724, telephone number
(908) 544-0155. Please specify the information desired when making such request.

                                  THE COMPANY

     Manhattan Bagel Company, Inc. (the "Company") manufactures bagel dough and blends a wide variety of cream cheese spreads that are distributed to its franchised, licensed and Company- owned stores. The bagels sold by the stores are first boiled and then baked in the traditional "New York" style. The Company's objective is to become one of the leading producers of fresh bagels and bagel dough nationally, utilizing the strength of its stores and brand names to create demand for the Company's products.

     The Company believes that controlling the manufacture and distribution of bagels and cream cheese spreads is key to ensuring product quality and maximizing profitability. The Company operates two manufacturing plants in Eatontown, New Jersey, including a state-of-the-art manufacturing facility which commenced operations in April 1996. The Company also has manufacturing and distribution facilities in Moorestown, New Jersey, Greenville, South Carolina and Calgary, Alberta, Canada and additional distribution facilities in Richmond, Virginia, Los Angeles, California, Longwood, Florida, West Hartford, Connecticut and Houston, Texas. The Company plans to continue expanding and improving manufacturing capacity by investing in systems and equipment that improve productivity and efficiency to respond to what it expects will be steadily increasing demand. The Company's manufacturing facilities will provide the Company with the capacity to supply up to 425 stores at current store sales levels. As the Company expands its store network, the Company expects to open additional regional bagel manufacturing facilities or local distribution facilities.

     The Company also intends to expand its business through sales to sites other than its presently existing franchised and Company-owned stores. This marketing effort will involve co-branding of the Company's products with national or regional chain stores, including stand-alone Company- owned or franchised stores and in-store kiosks and other formats which offer the sale of the Company's products at various third-party retail locations.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus, particularly statements about the Company's business in the Company's various filings referenced under Incorporation of Certain Information by Reference, and information under "The Company", constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements, expressed or implied by such forward-looking statements. Readers of this Prospectus are directed to "Risk Factors" for a discussion of such factors.

                                  RISK FACTORS

     IN EVALUATING AN INVESTMENT IN THE COMPANY, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING CONSIDERATIONS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

Expansion

     As of September 30, 1996 there were 271 Manhattan Bagel Company stores open with over 100 additional stores in various stages of development. The opening and success of Manhattan Bagel Company stores will depend on various factors, including the availability of suitable sites and the negotiation of acceptable lease terms for new locations; the ability to obtain construction and any other necessary permits in a timely manner; the ability to meet construction schedules; the financial and other capabilities of the Company's master franchisees and area developers; the ability of the Company to manage the anticipated expansion and to hire and train personnel, and general economic and business conditions. Not all of the foregoing factors are within the control of the Company, master franchisees, or area developers.

     The Company's proposed expansion will also require the implementation of enhanced operational and financial systems and will require additional management, operational, and financial resources. Failure to implement these systems and add these resources could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth. In addition, there can be no assurance of the viability of the Manhattan Bagel concept in new geographic regions or particular local markets.

Dependence on Franchises

     The Company realizes a substantial portion of its revenues from sales of frozen raw bagel dough and cream cheese spreads to franchisees, initial franchise and master franchise fees, area developer fees and continuing royalty payments from its franchisees. The Company is therefore substantially dependent upon its ability to attract, retain and contract with suitable franchisees and the ability of these franchisees to open and operate their stores successfully. Should the Company experience difficulty in attracting qualified franchisees, or the Company's franchisees encounter business or operational difficulties, the Company's revenues will be adversely affected. Such reduction in revenues may also negatively impact the Company's ability to sell new franchises. Consequently, the Company's financial prospects are directly related to the success of its franchisees in promoting the Manhattan Bagel Company concept and the success of each Manhattan Bagel Company store, over which the Company has no direct control. There can be no assurance that the

Company or its master franchisees or area developers will be able to successfully develop new franchises or that the Company's franchisees will be able to successfully develop and operate Manhattan Bagel Company stores.

Food Service Industry

     Food service businesses are often affected by changes in consumer tastes; national, regional, and local economic conditions; demographic trends; traffic patterns; and the type, number, and location of competing businesses. Multi-unit food service chains such as the Company can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from one store or a limited number of stores. In addition, factors such as inflation, increased food, labor, and employee benefits costs, regional weather conditions, and the unavailability of experienced management and hourly employees may also adversely affect the food service industry in general and the Company's results of operations and financial condition in particular.

Seasonal and Quarterly Fluctuations

     The Company's quarterly results of operations may be affected by the timing of the opening of new stores, receipt of master franchise fee and area development fee income and seasonal factors. In addition, the Company's quarterly results could also be affected by expenses associated with the Company's expansion.

Competition; Ease of Entry into Business

     The food service industry, in general, and the take out sector, in particular, are intensely competitive. The Company competes and can be anticipated to compete against well established food service companies with greater product and name recognition and with larger financial, marketing and distribution capabilities than the Company's, as well as innumerable local food establishments that offer similar products. In addition, Management believes that the start-up costs associated with opening a retail food establishment offering similar products on a stand-along basis are competitive with the start-up costs associated with commencing a Manhattan Bagel Company store and accordingly, such start-up costs are not an impediment to entry into the retail bagel business. There can be no assurance that the Company can compete successfully in this complex market.

Future Capital Requirements; Possible Inability to Obtain Additional Financing

     The Company's goal is to expand its network of owned and franchised bagel stores and to set up additional bagel manufacturing and distribution facilities to service stores in new geographical areas and supply new outlets for distribution. Although the Company believes that the proceeds of the Company's November 1995 offering together with cash flow from current operations will be sufficient to fund the Company's operations for the foreseable future and to continue its planned expansion, the Company may require additional financing to achieve this goal. The Company anticipates obtaining such financing through bank borrowing and debt or equity financing. There can be no assurance that it will be successful in obtaining additional financing in amounts or on terms acceptable to the Company. The failure to obtain such financing could have a material adverse effect on the Company's operations and its ability to accomplish the proposed expansion of its business.

Dependence on Key Personnel

     The Company is substantially dependent upon the personal efforts and abilities of its senior management. The loss of any of the Company's senior management personnel could adversely affect the Company until a suitable replacement is found. The Company's ability to develop and market its products and to achieve and maintain a competitive position depends, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel.

Government Regulation

     The Company's franchise operations are subject to regulation by the Federal Trade Commission ("FTC") in compliance with the Uniform Franchise Act which requires, among other things, that the Company prepare and update a comprehensive disclosure document in connection with the sale and operation of its franchises. The Company and its franchisees must also comply with state franchising laws and a wide range of other state and local rules and regulations applicable to their business. Continued compliance with this broad federal, state and local regulatory network is essential and costly and the failure to comply with such regulations may have an adverse effect on the Company and its franchisees. Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. In addition, under court decisions in certain states absolute vicarious liability may be imposed upon franchisors based upon claims made against franchisees. Even if the Company is able to obtain coverage for such claims, there can be no assurance that such insurance will be sufficient to cover potential claims against the Company.

Control by Management

     As of the date of this Prospectus, Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa own beneficially an aggregate of 1,996,900 shares of Common Stock representing approximately 28.3% of the Company's outstanding stock. The Company's By-laws do not provide for cumulative voting. Accordingly, Messrs. Grumet, J. Gennusa and A. Gennusa together, even though owning less than a majority of the Company's Common Stock, in all likelihood will be able to control the affairs of the Company.

Shares Eligible for Future Sale

     Of the 7,453,822 shares of Common Stock of the Company currently outstanding, 2,332,400 shares of Common Stock, including 1,996,900 shares owned by insiders, officers and directors, will be deemed "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Securities Act"), and in the future may be sold under Rule 144, which provides that a person holding restricted securities for a period of two years may sell every three months, in brokerage transactions or market maker transactions, an amount equal to the greater of (a) one percent of the Company's issued and outstanding Common Stock (approximately 74,538) or (b) the average weekly trading volume of Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a three year holding period. All of the 1,996,100 shares of Common Stock beneficially owned by Jack Grumet, Jason Gennusa and Andrew Gennusa may be sold under Rule 144 as of the date of this Prospectus, subject to the volume limitations and other restrictions set forth above. Of the remaining shares of Common Stock which are restricted securities, 137,500 shares of Common Stock held by former stockholders of DAB upon completion of this Offering become eligible for sale under Rule 144 on June 29, 1997 (of which 12,500 shares are subject to being sold pursuant to a currently effective registration statement and the balance of 125,000 are the subject of this prospectus), 65,500 shares owned by certain Selling Stockholders (including the shares which are the subject of this prospectus) become eligible for sale under Rule 144 commencing January 9, 1998, and 132,500 shares issued by certain Selling Stockholders (including the shares which are the subject of this prospectus) become eligible for sale under Rule 144 commencing on May 23, 1998.

Issuance of Additional Stock; Antitakeover Provisions

     The Company's Restated Articles of Incorporation authorize the issuance of 2,000,000 shares of Preferred Stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without obtaining shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In addition, the Company has 16,280,772 shares of Common Stock which are authorized and not issued, or reserved for issuance pursuant to outstanding agreements or upon exercise of options which have been or may be granted under the Company's 1994 Stock Option Plan, 1996 Stock Option Plan or outstanding options or warrants. In the event of issuance, the Preferred Stock and Common Stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in the control of the Company.

Conflicts of Interest

     Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa, principal shareholders, officers and directors of the Company, and members of their families, have been parties to several transactions in which such individuals have loaned money to certain franchisees to finance a portion of the start-up costs associated with opening Manhattan Bagel Company stores. Should any such franchisees default on the repayment of such loans, the interests of the Company in respect of such franchisees could potentially differ from the interests of such principal shareholders and their families. The Company currently has no policy to reconcile conflicts which may actually arise.

Shareholder Lawsuits

     On June 20, 1996, the Company announced that following the installation of new management at its I&J West Coast subsidiary, the Company had uncovered certain improper bookkeeping and accounting practices at the Los Angeles subsidiary, that it would be restating its first quarter 1996 statement of operations to account for these improper practices and that it expected the West Coast subsidiary would operate at a close to break-even level for the remainder of 1996. On the day following the announcement, the stock price of the Company's Common Stock declined from a closing price of $21.25 on June 20, 1996 to a closing price of $13.75 on June 21, 1996. As a result, certain class action lawsuits have been filed. A number of procedural motions have been filed in these lawsuits and discovery is in the preliminary stage. Although the Company believes it has acted properly and has adequate defenses to such actions, no assessment of the amount or range of any loss that might be incurred by the Company should it be found to have violated any law, can be made at this time. In addition, no estimates can reasonably be made at this time of the costs of defense of the actions.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to the sale by the Selling Shareholders of the Shares. The Shares may be sold from time to time, in whole or in part, by the Selling Shareholders, or their pledgees, donees, transferees, or other successors in interest, in the over-the-counter market at then prevailing market prices or in privately negotiated transactions. Although the Company ultimately expects that all Shares may be sold, the actual number of Shares that will be sold cannot be determined.

     In offering the Shares, the Selling Shareholders and any selling broker or dealer may be deemed to be statutory "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with such sales.

     The Company has advised the Selling Shareholders that they, because they may be deemed to be statutory underwriters, will be subject to the Prospectus delivery requirements under the Securities Act. The Company has also advised the Selling Shareholders that in the event of a "distribution" of their shares, such Selling Shareholders, any selling broker or dealer and any "affiliated purchasers" may be subject to Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until its participation in that distribution is completed. A "distribution" is defined in Rule 10b-6(c)(5) as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods." The Company has also advised the Selling Shareholders that Rule 10b-7 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders to the public.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned by the Selling Shareholders on September 30, 1996, the number of Shares covered by this Prospectus and the amount and percentage ownership by the Selling Shareholders after the offering. All shares are beneficially owned and the sole voting and investment power is held by the person named.

                         Number of Shares
                           Beneficially      Number of Shares   Number of Shares
                             Owned on           Covered by            to be
            Name          August 31, 1996     this Prospectus       Retained
--------------------------------------------------------------------------------
Gary Goldstein                32,750              20,000             12,750

Scott Kronenberg              32,750              14,000             18,750

Jeffrey and Rochelle          47,500              35,000              - 0 - (2)
Boren (1)

Naftalie Deutsch, as          90,000              90,000              - 0 -
Trustee, the JMB
Irrevocable Trust
dated June 4, 1979

Rocco Fiorentino              55,491              55,491              - 0 -

John Gerber                   34,768              34,768              - 0 -

Frank S. Guglielmo            42,241              42,241              - 0 -

(1) Jeffrey and Rochelle Boren are husband and wife and own the shares as community property.

(2) The balance of the shares owned by Jeffrey and Rochelle Boren are registered for sale by them in a separate Registration Statement of the Company (Reg. No. 33-97054).

                            DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issued 25,000,000 shares of Common Stock, no par value. Holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a meeting of the stockholders. Holders of Common Stock are entitled to share in such dividends as the Board of Directors, in its sole discretion, may declare from time to time from funds legally available. In the event of liquidation, each outstanding shares entitles its holder to participate ratably in the assets remaining after payment of liabilities. Stockholders have no preemptive rights or other rights to subscribe or purchase additional shares of any class of stock or of any other securities of the Company, and there are no redemptive or sinking fund provisions with regard to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. Stockholders do not have cumulative voting rights.

Preferred Stock

     The Board of Directors is authorized to issue 2,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions, including the dividend rights, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, liquidation preferences, and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further actions of the stockholders. The issuance of Preferred Stock with conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

     Article 7 of the Restated Certificate of Incorporation of the Company, provides for the elimination of the personal liability of directors and officers to the Company or its stockholders for monetary damages for breach of any duty owed to the Company or its stockholders, provided that a director or officer shall not be relieved from liability for any breach of duty based upon any act or omission (a) in breach of such person's duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law, or
(c) resulting in receipt by such person of an improper personal benefit. In addition, Article 8 of the Company's Restated Certificate of Incorporation provides for the Company to indemnify its directors and officers against certain liabilities incurred with their service in such capacities to the fullest extent permitted under New Jersey law.

Stock Transfer Agent

     The Transfer Agent of the Common Stock is Continental Stock Transfer & Trust Company.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022. Jack Levy, a director of the Company is a member of that firm. Mr. Levy owns options issued under the Company's 1994 Stock Option Plan to purchase 9,000 shares of the Company's Common Stock, of which 6,000 are currently exercisable or exercisable within 60 days of the date of this Prospectus, and options issued under the Company's 1996 Stock Option Plan to purchase 10,000 shares of the Company's Common Stock, none of which are exercisable or exercisable within 60 days of the date of this Prospectus.

                                     EXPERTS

     The consolidated financial statements of the Company for the year ended December 31, 1995 appearing in the Company's Annual Report on Form 10-KSB filed for the year ended December 31, 1995 incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon, and the consolidated financial statements of the Company dated December 31, 1995 appearing in its Current Report on Form 8-K dated May 23, 1996, as amended, which reflects the pooling-of-interest transaction with Specialty Bakeries, Inc. incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon which is based in part on the report of Rainer & Company, independent auditors, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements for the year ended December 31, 1994 incorporated by reference herein have been audited by Amper, Politziner & Mattia, Singer Lewak Greenbaum & Goldstein LLP, and Rainer & Company, independent auditors, as set forth in their respective reports thereon appearing in the 1995 Form 10-KSB and appearing in its Current Report on Form 8-K dated May 23, 1996, as amended, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

          Securities and Exchange Commission
            Registration Fee ..........................      $   1,030.31
          Legal Fees and Expenses .....................      $   2,500.00
          Accountant's Fees ...........................      $   1,000.00
          Miscellaneous ...............................      $     469.69

          Total Expenses ..............................      $   5,000.00
            Estimated.                                       ============

------------

     All expenses incurred in connection with this registration will be borne by the registrant. The Selling Shareholders shall be responsible for their underwriting commissions and discounts and counsel fees and expenses.

Item 15.  Indemnification of Directors and Officers.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify, to the fullest extent permitted under New Jersey law, its directors and officers against certain liabilities incurred with their service in such capacities. In addition, the Restated Certificate of Incorporation provides that the personal liability of directors and officers to the Company and its stockholders for monetary damages will be limited.

Item 16.  Exhibits.

           5.1      Opinion of Morrison Cohen Singer & Weinstein, LLP

          23.1 Consent of Morrison Cohen Singer & Weinstein, LLP (Included in its opinion filed as Exhibit 5.1 hereto).

          23.2      Consent of Amper, Politziner & Mattia.

          23.3      Consent of Singer Lewak Greenbaum & Goldstein LLP

          23.4      Consent of Ernst & Young LLP

          23.5      Consent of Rainer & Company

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offering or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Security Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Acto f 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eatontown, New Jersey, on November 5, 1996.

                                   MANHATTAN BAGEL COMPANY, INC.

                                        By: /s/ Jack Grumet
                                            ------------------------
                                               Jack Grumet
                                            Chairman and Chief
                                            Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Gennusa, Jason Gennusa, Jack Grumet, and Leonard R. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature and Title                              Date
-------------------                              ----

ANDREW GENNUSA                                   November 5, 1996
------------------------------
Andrew Gennusa
Vice President and Director

JASON GENNUSA                                    November 5, 1996
------------------------------
Jason Gennusa
President and Chief Operating
  Officer and Director

DAVID GOLDSMITH                                  November 5, 1996
------------------------------
David Goldsmith
Vice Chairman and Director

JACK GRUMET                                      November 5, 1996
------------------------------
Jack Grumet
Chairman of the Board and
 Chief Executive Officer
 (Principal Executive Officer)

LEONARD R. JOHNSON                               November 5, 1996
------------------------------
Leonard R. Johnson
Executive Vice President and
Chief Financial Officer
 (Principal Financial Officer)

WALTER CRUICKSHANK                               November 5, 1996
-----------------------------
Walter Cruickshank
(Principal Accounting Officer)


                                                 November 5, 1996
-----------------------------
Julia Heckman
Director


JACK LEVY                                        November 5, 1996
-----------------------------
Jack Levy
Director